Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2026, relating to the financial statements of Energy Recovery, Inc. and the effectiveness of Energy Recovery, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Energy Recovery, Inc. for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

San Francisco, California

August 17, 2026